UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

OLAPLEX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1242679
(State of Incorporation)	(I.R.S. Employer Identification No.)

Address Not Applicable[1]	Zip Code Not Applicable[1]
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-259116

Securities to be registered pursuant to Section 12(g) of the Act:

None

[1]	Olaplex Holdings, Inc. is a fully remote company. Accordingly, it does not maintain a principal executive office.

Item 1.	Description of Registrant’s Securities to be Registered.

Olaplex Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.001 par value per share (the “Common Stock”), to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-259116), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2021, as amended and as may be subsequently amended from time to time (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 30, 2021	OLAPLEX HOLDINGS, INC.

	By:	/s/ JuE Wong
	Name:	JuE Wong
	Title:	President and Chief Executive Officer

Signature Page to 8-A Registration Statement